EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main

ROVI CORPORATION REPORTS FOURTH QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—February 15, 2011—Rovi Corporation (NASDAQ: ROVI) announced today that it had fourth quarter 2010 revenues of $140.2 million (in line with its CY2010 estimates released on December 22, 2010), compared to $137.1 million for the fourth quarter of 2009. Fourth quarter 2010 GAAP net income was $67.2 million, compared to $2.6 million for the fourth quarter of 2009.  The Company’s GAAP earnings included a $40.7 million income tax benefit in 2010 compared to a $22 million income tax expense in 2009.

On a non-GAAP Adjusted Pro Forma basis, Adjusted Pro Forma Income was $59.7 million in the fourth quarter of 2010, compared to $52.0 million in the fourth quarter of 2009.  Adjusted Pro Forma Income Per Common Share for the fourth quarter of 2010 was $0.54, compared to $0.50 for the fourth quarter of 2009. Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share are defined below, in the section entitled Non-GAAP or Adjusted Pro Forma Information.  Reconciliations between GAAP pro forma and Adjusted Pro Forma results from operations are provided in the tables below.

“We completed another excellent quarter and are pleased with our progress toward achieving our business objectives,” said Fred Amoroso, President and CEO of Rovi.  “I am also pleased with our integration planning efforts around Sonic Solutions.  Now that our tender offer has succeeded, I look forward to executing our plans and beginning to realize the benefits and synergies of the combination.”

“Consistent with the growth in the legacy Rovi business that we reiterated at our investor day in early January, and in combination with the revenue and earnings streams of Sonic Solutions, we expect our Prospective Adjusted Pro Forma Revenue including Sonic Solutions for the full calendar year 2011 to range between $775 million and $825 million,” added James Budge, Chief Financial Officer of Rovi.  “Assuming a full calendar year 2011 impact from Sonic’s earnings, we expect our 2011 Prospective Adjusted Pro Forma Income Per Common Share including Sonic Solutions to range between $2.20 and $2.50, reflective of our recent term loan financing that was $250 million larger than we initially planned.”

Non-GAAP or Adjusted Pro Forma Information
Rovi Corporation provides non-GAAP Adjusted Pro Forma and Prospective Adjusted Pro Forma information. References to either Adjusted Pro Forma or Prospective Adjusted Pro Forma information are references to non-GAAP pro forma measures. The Company provides Adjusted Pro Forma and Prospective Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue, Prospective Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share and Prospective Adjusted Pro Forma Income Per Common Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP. Neither Adjusted Pro Forma nor Prospective Adjusted Pro Forma information substitutes for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP basis pro forma information.

Adjusted Pro Forma Income is defined as pro forma income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption of debt, court awarded fees, gains on sale of strategic investments, the loss on exiting the Guideworks Joint Venture, and expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting. While depreciation expense is a non-cash item, it is included in Adjusted Pro Forma Income as a reasonable proxy for capital expenditures.

Management has been using Adjusted Pro Forma measures since the acquisition of Gemstar-TV Guide International (“Gemstar”).  Management did so, in part, because it believes that including Gemstar’s operating results only for the period since its acquisition on May 2, 2008 diminishes the comparative value of results from the prior year.  Adjusted Pro Forma financial information assumes all acquisitions occurring prior to March 31, 2009 (including the Gemstar acquisition) and all divestitures (including Software, Games, eMeta, Norpak, TV Guide Magazine, TVG Network, TV Guide Network and TV Guide Online), as well as any discontinued operations and product lines were effective on January 1, 2007.  Additionally, the TVG Network, TV Guide Network and TV Guide Online businesses are assumed to have been sold for aggregate proceeds of $275 million which is assumed to have reduced the debt issued in conjunction with the acquisition of Gemstar.

Adjusted Pro Forma Income Per Common Share is calculated using Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

Prospective Pro Forma and Prospective Adjusted Pro Forma measures assume the Sonic Solutions business combination occurred on January 1, 2010.  Prospective Adjusted Pro Forma Revenue excludes from Pro Forma Revenue, after giving effect to the Sonic Solutions acquisition, the effect of contra revenue associated with Sonic Solution’s issuance, and subsequent vesting, of a warrant provided to a customer.  Prospective Adjusted Pro Forma Income is defined as Pro Forma Income (loss) from continuing operations, after giving effect to the Sonic Solutions acquisition and net of tax, adding back the non-cash items discussed above and used in the calculation of Adjusted Pro Forma Income and also adding back the non-cash effect of contra revenue associated with Sonic’s issuance, and subsequent vesting, of a warrant to a customer.  Prospective Adjusted Pro Forma Income also excludes certain items which impact comparability, but that are required to be recorded under GAAP, and are discussed above and used in the calculation of Adjusted Pro Forma Income, as well as the effect of the release of a portion of a payroll tax liability which Sonic Solution established in prior years in connection with a stock option review.  Prospective Adjusted Pro Forma Income Per Common Share is calculated using Prospective Adjusted Pro Forma Income and taking into account the benefit of the convertible debt call option when it allows the Company to purchase shares of its own stock at a price below what those shares could be purchased for in the open market.

Since entering into the agreement to acquire Gemstar, the Company’s management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring and asset impairment charges, insurance settlements, losses on debt redemption, court awarded fees, the loss on exiting the Guideworks Joint Venture, expenses related to certain Gemstar pre-acquisition indemnification and other matters in excess of reserves established in purchase accounting and gains on sale of strategic investments for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation.  Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps and caps, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company’s operating expenses.  Management reclassifies the current period benefit of the interest rate swaps from other income or expense to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to convert, from fixed to floating, the interest rate the Company pays on its convertible debt.  Management includes the benefit of the convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, and is excluded from GAAP EPS calculation as it is anti-dilutive, because the pragmatic reality is management would exercise this option rather than allow this dilution to occur.

Management has used these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin.  Further, Adjusted Pro Forma financial information has helped management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management is using Prospective Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin, for the combined company giving effect to the contemplated Sonic Solutions acquisition.  Prospective Adjusted Pro Forma financial information will help management track actual performance relative to financial targets.  As with Adjusted Pro Forma measures, making Prospective Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma and Prospective Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma and Prospective Adjusted Pro Forma financial information.  Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma and Prospective Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies.  Management believes, however, that providing Adjusted Pro Forma and Prospective Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial and Prospective Adjusted Pro Forma information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between historical pro forma and Adjusted Pro Forma results of operations are provided in the tables below.

Dial-in Information
Rovi Corporation will hold an investor conference call at 4:30 p.m. Eastern time on February 15, 2011.  Investors and analysts interested in participating in the conference are welcome to call 877-941-8631  (or international +1-480-629-9819) and reference the Rovi call.

The conference call can also be accessed via live webcast at www.rovicorp.com on February 15, 2011 at 4:30 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through February 20, 2011 and can be accessed by calling 800-406-7325 (or international +1 303-590-3030) and entering passcode 4407590#. A replay of the audio webcast will be available on Rovi Corporation’s website approximately 1-2 hours after the live webcast ends and will remain on Rovi Corporation’s website until our next quarterly earnings call.

About Rovi Corporation
Rovi Corporation is focused on revolutionizing the digital entertainment landscape by delivering solutions that enable consumers to intuitively discover new entertainment from many sources and locations. The company also provides extensive entertainment discovery solutions for television, movies, music and photos to its customers in the consumer electronics, cable and satellite, entertainment and online distribution markets. These solutions, complemented by a leading collection of entertainment data, create the connections between people and technology, and enable them to discover and manage entertainment in an enjoyable form.

Rovi holds over 4,700 issued or pending patents worldwide and is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Rovi can be found at www.rovicorp.com.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, and future opportunities for product, market or customer expansion.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company’s technologies and integrated solutions. Such factors are further addressed in the Company's Annual Report on Form 10-K for the period ended December 31, 2010 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #

Investor Contact:
James Budge
Rovi Corporation
+1 (408) 562-8400

Lauren Landfield
Rovi Corporation
+1 (408) 562-8400

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$ 140,184	$ 137,100	$ 541,490	$ 480,450

Costs and expenses:
Cost of revenues	17,285	20,396	99,129	65,258
Research and development	24,297	24,121	95,687	91,984
Selling, general and administrative	40,641	34,637	142,197	132,939
Depreciation	4,595	4,849	18,758	18,368
Amortization of intangible assets	19,823	20,637	80,395	81,934
Restructuring and asset impairment charges	-	-	-	53,619
Total costs and expenses	106,641	104,640	436,166	444,102

Operating income from continuing operations	33,543	32,460	105,324	36,348
Interest expense	(10,544)	(10,595)	(42,935)	(52,028)
Interest income and other, net	21	757	1,770	4,558
Gain on interest rate swaps and caps, net	5,097	-	34,197	-
Loss on debt redemption	(836)	-	(16,806)	(8,687)
Gain on sale of strategic investments	-	-	5,895	-

Income (loss) from continuing operations before income taxes	27,281	22,622	87,445	(19,809)
Income tax (benefit) expense	(40,749)	22,007	(139,213)	(1,421)
Income (loss) from continuing operations, net of tax	68,030	615	226,658	(18,388)
Discontinued operations, net of tax	(845)	2,012	(13,774)	(34,563)
Net income (loss)	$ 67,185	$ 2,627	$ 212,884	$ (52,951)

Basic earnings per common share:
Basic income (loss) per share from continuing operations	$ 0.65	$ 0.01	$ 2.20	$ (0.18)
Basic income (loss) per share from discontinued operations	$ (0.01)	$ 0.02	$ (0.14)	$ (0.34)
Basic net earnings per share	$ 0.64	$ 0.03	$ 2.06	$ (0.52)

Shares used in computing basic net earnings per share	104,018	101,895	102,658	100,860

Diluted earnings per common share:
Diluted income (loss) per share from continuing operations	$ 0.60	$ -	$ 2.07	$ (0.18)
Diluted income (loss) per share from discontinued operations	$ (0.01)	$ 0.02	$ (0.13)	$ (0.34)
Diluted net earnings per share	$ 0.59	$ 0.02	$ 1.94	$ (0.52)

Shares used in computing diluted net earnings per share	112,843	104,549	109,175	100,860

See notes to the GAAP Consolidated Financial Statements in our Form 10-K.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$ 200,195	$ 165,410
Short-term investments	295,120	107,362
Restricted cash	-	36,838
Trade accounts receivable, net	78,672	71,875
Taxes receivable	6,811	6,363
Deferred tax assets, net	15,403	7,844
Prepaid expenses and other current assets	12,639	10,661
Total current assets	608,840	406,353
Long-term marketable securities	200,852	26,674
Property and equipment, net	39,205	43,124
Finite-lived intangible assets, net	702,385	779,371
Long-term deferred tax assets, net	-	13,691
Other assets	48,785	27,861
Goodwill	857,216	854,065
Total assets	$ 2,457,283	$ 2,151,139
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 74,512	$ 81,369
Deferred revenue	15,577	16,536
Current portion of long-term debt	130,816	18,486
Total current liabilities	220,905	116,391
Taxes payable, less current portion	56,566	80,675
Long-term debt, less current portion	378,083	411,551
Deferred revenue, less current portion	3,995	4,919
Long-term, deferred tax liabilities, net	26,249	-
Other non current liabilities	19,293	17,334
Total liabilities	705,091	630,870
Redeemable equity component of convertible debt	3,859	-
Stockholders’ equity:
Common stock	112	106
Treasury stock	(134,931)	(25,068)
Additional paid-in capital	1,781,986	1,657,888
Accumulated other comprehensive loss	(1,139)	(2,078)
Retained earnings (deficit)	102,305	(110,579)
Total stockholders’ equity	1,748,333	1,520,269
Total liabilities and stockholders' equity	$ 2,457,283	$ 2,151,139

See notes to the GAAP Consolidated Financial Statements in our Form 10-K.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Three Months Ended			Three Months Ended
	December 31, 2010			December 31, 2009
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (9)	Adjustments	Pro Forma	Pro Forma (9)	Adjustments	Pro Forma
Revenues:
Service providers	$ 70,478	$ -	$ 70,478	$ 62,451	$ -	$ 62,451
CE manufacturers	52,454	-	52,454	61,247	-	61,247
Other	17,252	-	17,252	13,402	-	13,402
	140,184	-	140,184	137,100	-	137,100
Costs and expenses:
Cost of revenues (1)	17,285	(466)	16,819	20,396	(3,651)	16,745
Research and development (2)	24,297	(2,208)	22,089	24,121	(1,430)	22,691
Selling, general and administrative (3)	40,641	(11,159)	29,482	34,637	(4,718)	29,919
Depreciation (4)	4,595	-	4,595	4,849	-	4,849
Amortization of intangible assets	19,823	(19,823)	-	20,637	(20,637)	-
Total costs and expenses	106,641	(33,656)	72,985	104,640	(30,436)	74,204
Operating income from continuing operations	33,543	33,656	67,199	32,460	30,436	62,896
Interest expense (5)	(10,544)	9,652	(892)	(10,595)	5,396	(5,199)
Interest income and other, net	21	-	21	757	-	757
Gain on interest rate swaps and caps, net (6)	5,097	(5,097)	-	-	-	-
Loss on debt redemption	(836)	836	-	-	-	-
Income from continuing operations before income taxes	27,281	39,047	66,328	22,622	35,832	58,454
Income tax (benefit) expense (7)	(40,749)	47,382	6,633	22,007	(15,577)	6,430
Income from continuing operations, net of tax	$ 68,030	$ (8,335)	$ 59,695	$ 615	$ 51,409	$ 52,024
Diluted income per share from continuing operations	$ 0.60		$ 0.54	$ -		$ 0.50
Shares used in computing diluted net earnings per share (8)	112,843	(2,544)	110,299	104,549	(541)	104,008

(1) Adjustments to cost of revenues consist of the following:
		2010	2009
Equity based compensation		$ (466)	$ (279)
Court awarded fees		-	(3,372)
Total adjustment		$ (466)	$ (3,651)

(2) Adjustments to research and development consist of $2.2 million and $1.4 million for equity based compensation in the three months ended December 31, 2010 and 2009, respectively.

(3) Adjustments to selling, general and administrative consist of the following:
		2010	2009
Equity based compensation		$ (5,919)	$ (4,718)
Transaction costs		(5,240)	-
Total adjustment		$ (11,159)	$ (4,718)

(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(6) Adjustment eliminates non-cash mark-to-market gain of $1.9 million related to interest rate swaps and caps and reclassifies the $3.2 million current period benefit from the interest rate swap to interest expense.

(7) Adjusts tax expense to the adjusted pro forma cash tax rate.
(8) Recognizes the benefit of convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive.

(9) GAAP Pro Forma information is the same as our GAAP results. No adjustments have been made to the GAAP results since they are comparative with prior quarters' pro forma results.

ROVI CORPORATION
ADJUSTED PRO FORMA RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2009
	GAAP		Adjusted	GAAP		Adjusted
	Pro Forma (11)	Adjustments	Pro Forma	Pro Forma	Adjustments	Pro Forma
Revenues:
Service providers	$ 267,458	$ -	$ 267,458	$ 230,727	$ -	$ 230,727
CE manufacturers	216,625	-	216,625	199,905	-	199,905
Other	57,407	-	57,407	49,818	-	49,818
	541,490	-	541,490	480,450	-	480,450
Costs and expenses:
Cost of revenues (1)	99,129	(29,955)	69,174	65,258	(4,652)	60,606
Research and development (2)	95,687	(7,817)	87,870	91,984	(4,595)	87,389
Selling, general and administrative (3)	142,197	(30,250)	111,947	132,939	(18,745)	114,194
Depreciation (4)	18,758	-	18,758	18,368	-	18,368
Amortization of intangible assets	80,395	(80,395)	-	81,934	(81,934)	-
Restructuring and asset impairment charges (5)	-	-	-	53,619	(53,619)	-
Total costs and expenses	436,166	(148,417)	287,749	444,102	(163,545)	280,557
Operating income from continuing operations	105,324	148,417	253,741	36,348	163,545	199,893
Interest expense (6)	(42,935)	35,943	(6,992)	(45,433)	17,037	(28,396)
Interest income and other, net (7)	1,770	992	2,762	4,558	-	4,558
Gain on interest rate swaps and caps, net (8)	34,197	(34,197)	-	-	-	-
Loss on debt redemption	(16,806)	16,806	-	(8,687)	8,687	-
Gain on sale of strategic investments	5,895	(5,895)	-	-	-	-
Income (loss) from continuing operations before income taxes	87,445	162,066	249,511	(13,214)	189,269	176,055
Income tax (benefit) expense (9)	(139,213)	164,164	24,951	797	18,569	19,366
Income (loss) from continuing operations, net of tax	$ 226,658	$ (2,098)	$ 224,560	$ (14,011)	$ 170,700	$ 156,689
Diluted income (loss) per share from continuing operations	$ 2.07		$ 2.09	$ (0.14)		$ 1.52
Shares used in computing diluted net earnings per share (10)	109,175	(2,031)	107,144	100,860	1,254	102,114

(1) Adjustments to cost of revenues consist of the following:
		2010	2009
Equity based compensation		$ (1,471)	$ (783)
Transition and integration costs		-	(497)
Court awarded fees		-	(3,372)
Expenses related to certain Gemstar pre-acquisition indemnification and other
matters in excess of reserves established in purchase accounting		(28,484)	-
Total adjustment		$ (29,955)	$ (4,652)

(2) Adjustments to research and development consist of the following:
		2010	2009
Equity based compensation		$ (7,817)	$ (4,440)
Transition and integration costs		-	(155)
Total adjustment		$ (7,817)	$ (4,595)

(3) Adjustments to selling, general and administrative consist of the following:
		2010	2009
Equity based compensation		$ (25,010)	$ (17,123)
Transaction costs		(5,240)	(617)
Transition and integration costs		-	(1,005)
Total adjustment		$ (30,250)	$ (18,745)

(4) While depreciation is a non-cash item, it is included in Adjusted Pro Forma Income From Continuing Operations as management considers it a proxy for capital expenditures.
(5) For 2009, adjustment eliminates $44.7 million of non-cash asset impairment charges and $8.9 million of restructuring charges.
(6) Adjustments eliminate non-cash interest expense such as amortization of note issuance costs and the convertible note discount recorded under ASC 470-20 (formerly known as FSP APB 14-1) and reclass to include the impact of interest rate swaps on interest expense.

(7) Adjustment eliminates the $1.0 million loss related to exiting the Guideworks Joint Venture.
(8) Adjustment eliminates non-cash mark-to-market gain of $24.4 million related to interest rate swaps and caps and reclassifies the $9.8 million current period benefit from the interest rate swap to interest expense.

(9) For the 2010 period, the adjustments eliminate both the discrete income tax benefit due to the release of tax contingency reserves related to the net operating losses of the Company’s former TV Guide Magazine business and the expense related to the valuation allowance established against the corresponding deferred tax assets, and adjusts tax expense to the adjusted pro forma cash tax rate.  For 2009, adjusts tax expense to the adjusted pro forma cash tax rate.

(10) For the 2010 period, recognizes the benefit of convertible debt call option, which allows the Company to purchase up to 5.4 million shares of its own stock at approximately $28.28, which is excluded from GAAP EPS calculation as it is anti-dilutive.  For the 2009 period, adjust to include dilutive potential common shares as adjustments to pro forma loss from continuing operations resulted in Adjusted Pro Forma Net Income.

(11) GAAP Pro Forma information for the 2010 period is the same as our GAAP results.  No adjustments have been made to the GAAP results since they are comparative with prior quarters' pro forma results.

ROVI CORPORATION
QUARTERLY REVENUE SUMMARY
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2010	2010	2010	2010
Revenues:
Service providers	$ 67,399	$ 63,870	$ 65,711	$ 70,478
CE manufacturers	48,579	57,701	57,891	52,454
Other	13,392	12,337	14,426	17,252
Total revenues	$ 129,370	$ 133,908	$ 138,028	$ 140,184